UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2008

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Tessera Technologies, Inc., a Delaware corporation (“Tessera”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2008, among Fort Knox Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Tessera (“Merger Sub”), FotoNation, Inc., a Delaware corporation (“FotoNation”), and Yuri Prilutsky, as stockholder’s agent, pursuant to which Merger Sub will be merged with and into FotoNation (the “Merger”), with FotoNation continuing as the surviving corporation and as a wholly-owned subsidiary of Tessera.

Pursuant to the Merger Agreement, Tessera will pay approximately $34 million in cash for all outstanding shares of capital stock and vested stock options of FotoNation, subject to closing adjustment if FotoNation’s cash at closing is greater or less than $5 million. Approximately $10 million of the merger consideration will be held in escrow and subject to forfeiture to satisfy indemnification obligations, if any, of the former equityholders of FotoNation and as security for the purchase price adjustment, if any. Tessera will also pay up to $10 million additional consideration to FotoNation’s equityholders, contingent upon certain milestones over one year.

The Merger is subject to various customary closing conditions, including the adoption of the Merger Agreement, and includes customary representations and warranties from FotoNation regarding its business.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which Tessera intends to file with its Annual Report on Form 10-K for the period ending December 31, 2007.

Item 2.02. Results of Operations and Financial Condition.

On January 31, 2008, Tessera issued its fourth quarter 2007 and fiscal year end press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 31, 2008, Tessera issued a press release regarding the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 31, 2008
99.2	Press Release dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2008	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Charles A. Webster
	Name: Title:	Charles A. Webster Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 31, 2008
99.2	Press Release dated January 31, 2008